Net Asset Valuation Presentation March 2016 Exhibit 99.1

General Notices This is not an offer to sell nor a solicitation of an offer to buy shares of the REIT. The information herein does not supplement or revise any information in the REIT's public filings. To the extent information herein conflicts with the REIT’s public filings, the information in the filings with the U.S. Securities and Exchange Commission govern. This piece is for general information purposes only and does not constitute legal, tax, investment or other professional advice on any subject matter. Information provided is not all-inclusive and should not be relied upon as being all-inclusive. This presentation includes forward-looking statements. Forward-looking statements are based on current expectations and may be identified by words such as “believes,” “expects,” “anticipates,” “may,” “could,” “consider” and terms of similar substance, and speak only as of the date made. Actual results could differ materially from those expressed or implied in the REIT’s forward-looking statements. Important factors, among others, that could cause the REIT's actual results to differ materially from those in its forward-looking statements include those identified in the Risk Factors described below. Investors should not place undue reliance on forward-looking statements. The REIT is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law. An investment in the REIT is subject to significant risks, some of which are summarized below in the “Risk Factors” section of this piece. See also, “Risk Factors” in the REIT’s public filings with the U.S. Securities and Exchange Commission for a more detailed description of the risks associated with an investment in the REIT.

Risk Factors Investing in a non-traded REIT is a higher-risk, longer term investment and is not suitable for all investors. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on investment. The shares may lose value or investors could lose their entire investment. The shares are not FDIC-insured, nor bank guaranteed. Non-traded REITs are illiquid. There is no public trading market for the shares. The REIT has no obligation to list on any public securities market and does not expect to list the shares. Stockholders will bear the economic risk of an investment in the shares for a substantial and indefinite period. If investors are able to sell their shares, it would likely be at a substantial loss of the amount invested. The REIT is obligated to pay substantial fees to its advisor and their respective affiliates based upon agreements which have not been negotiated at arm’s length, and some of which are payable based upon factors other than the quality of services. These fees could influence their advice and judgment in performing services. Currently, the REIT is incurring fees and expenses, some of which will need to be reimbursed to its advisor and affiliates. In addition, certain officers and directors of the advisor also serve as the REIT’s officers and directors, as well as officers and directors of competing programs, resulting in conflicts of interest. Those persons could take actions more favorable to other entities. To the extent the REIT pays cash distributions from such sources, other than from its cash flows or funds from operations, such as from borrowings, it will lower investors’ overall return on investment. The REIT has not established a limit on the extent to which it may pay distributions from borrowings or other sources.

Risk Factors There is no assurance that the REIT’s current distribution rate will not change, or that it can be sustained at any level. The amount or basis of distributions will be determined by and at the discretion of the REIT’s board of directors and is dependent upon a number of factors, including but not limited to, expected and actual net cash flow from operations, funds from operations, the REIT’s financial condition, capital requirements, and strategic liquidity alternatives. If the REIT fails to maintain its qualification as a REIT for any taxable year, it will be subject to federal income tax on taxable income at regular corporate rates. In such event, net earnings available for distributions would be reduced. The REIT has used leverage to acquire assets which may hinder the REIT’s ability to pay distributions and/or decrease the value of stockholders’ investment in the event income from and/or the value of the property securing the debt declines. The REIT is currently invested primarily in lifestyle-related properties in the United States & Canada. An investment in the REIT’s shares is subject to greater risk to the extent that the REIT has limited diversification in its portfolio of investments.

Valuation Disclosures The REIT’s estimated net asset value per share is based upon subjective judgments, assumptions and opinions, which may or may not turn out to be correct. Therefore, the REIT’s share price may not reflect the amount that might be paid for shareholders’ shares in a market transaction, or in a liquidity event. In determining the REIT’s estimated net asset value per share, the REIT relied upon a valuation of the portfolio of properties as of Dec. 31, 2015. Valuations and appraisals of the properties are estimates of fair value and may not necessarily correspond to realizable value upon the sale of such properties. Therefore, the estimated present value of the Company and its equity portfolio may not reflect the amount that would be realized upon a sale of each of the properties. This valuation represents the estimated net asset value per share as a snapshot in time, which will fluctuate over time, and should not be relied upon as representative of the amount a shareholder could expect to receive now or in a future liquidation event. The estimated net asset value per share is only an estimate and is based on a number of assumptions and estimates which may not be complete. CBRE Cap, the independent valuation firm that the board of directors of the REIT engaged to issue a valuation report, made numerous assumptions with respect to industry, business, economic and regulatory conditions, all of which are subject to changes beyond the control of CBRE Cap or the REIT. CBRE Cap is not responsible for the estimated net asset value per share as of Dec. 31, 2015, and did not participate in the determination of the offering price of the REIT’s shares. Throughout the valuation process, the valuation committee, the REIT’s advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices.

Summary REIT Information Ski & Mountain Attractions Marinas Non-listed REIT with total assets of $1.2 billion on a GAAP basis 49 lifestyle-oriented real estate assets located in 19 U.S. states and 2 Canadian provinces 23 Ski and mountain lifestyle properties 20 Attractions properties 5 Marinas 1 Vacant land Diversified by asset type, geography and operator Continue to work with Jefferies LLC in evaluating strategic alternatives Liquidated more than $1.3 billion of assets through nine separate transactions in 2015

Board approval of: An estimated net asset value (NAV) per share of the REIT’s common stock of $3.05 as of Dec. 31, 2015 NAV Overview

April 2015 Sold 81.98% interest in Dallas Market Center for $140 Million* June 2015 Sold Elitch Gardens for $135 Million* May 2015 Sold Seniors Housing Portfolio for $489 Million* November 2015 Sold 12 of 17 Marinas Properties for $53 Million* November 2015 Sold two Great Wolf Lodges for $53 Million* November 2015 Sold CoCo Key Resort for $14 Million* December 2015 Sold Omni Mount Washington & Bretton Wood Ski area for $83 Million* December 2015 Paid $1.30 per share, or $423 million special cash distribution, plus quarterly distributions of $65 million. Total distributions of $488 million, or $1.50 per share * Amounts indicated are net cash to company. Since Prior Estimated NAV Ongoing evaluation of strategic alternatives

Based on IPA Valuation Methodology1 Use of independent investment banking firm, CBRE Capital Advisors, Inc. Utilized discounted cash flow method Tested for reasonableness using direct capitalization method Disclosure of methodology Individual MAI property appraisals Utilized market value indications Net of transaction fees, closing costs and contingencies Provided estimate of value as of Dec. 31, 2015 Estimated Net Asset Value (NAV) 1 There is no assurance that all of the IPA guidelines were met or that the IPA Valuation Methodology is acceptable to the SEC, FINRA or under ERISA for compliance with reporting requirements.

42 wholly owned assets, 7 partially owned assets CBRE’s appraisals utilized an unlevered, ten-year discounted cash flow analysis for each wholly-owned operating asset For properties with third-party leases, the value represents the leased-fee value, with certain exceptions Capital expenditures, where applicable, applied to property values Cap rates and discount rates sourced from MAI appraisals and vary by location, asset quality and supply/demand metrics For partially owned assets a sale was assumed on the valuation date and net proceeds after debt repayment were used to calculate deductions for partnership promotes where applicable. Values were based on market value indications. Vacant land – utilized MAI appraisal of vacant land value, based on comparable sales Methodology – Wholly and Partially Owned Assets

The main factors that impacted the estimated 2015 NAV as compared to the 2014 NAV were as follows: Special Cash Distribution in December 2015 The special cash distribution declared on Dec. 4, 2015 in the amount of $1.30 per share, for a total distribution to shareholders of approximately $422.7 million. Dispositions and market value indications received during the REIT’s strategic alternatives process during the past year Key Factors Impacting Change in NAV NAV Per Share   Description $ 5.20 2014 NAV ($ 1.30) Special cash distribution paid to shareholders on Dec. 4, 2015 ($ 0.85) Value adjustment attributed to decline in NAV $ 3.05 2015 NAV

Estimated NAV Per Share Build-Up Table of Value Estimates for Components of Net Asset Value as of Dec. 31, 2015 as of Dec. 31, 2014 Value ($ in 000’s) Per Share Value ($ in 000’s) Per Share Wholly Owned Assets1 $982,400 $3.02 $2,376,942 $7.31 Partially-Owned Assets 1 103,000 0.32 196,723 0.60 Cash 112,976 0.35 136,985 0.42 Accounts Receivables and Other Assets 40,146 0.12 106,909 0.33 Mortgages and Other Notes Receivables 0 0.00 22,428 0.07 Fair Market Value of Debt (185,418) (0.57) (1,032,704) (3.18) Accounts Payable and Other Liabilities (27,243) (0.08) (69,556) (0.21) Total $1,025,861 $3.15 $1,737,727 $5.34 Less: Estimated transaction fees/closing costs/contingencies (34,000) (0.10) (46,500) (0.14) Net Asset Value $ 991,861 $3.05 $ 1,691,227 $5.20 1) Decreased value of wholly-owned and partially-owned assets since the 2014 valuation date includes the special distribution and dispositions of certain of the Company’s assets and market value indications received in connection with the Company’s strategic alternatives process in the past year. For further information regarding the special distribution and such dispositions, refer to the Company’s Current Report on Form 8-K with the SEC on Dec. 8, 2015. A share count of 325.2 million as of Dec. 31, 2015 was utilized.

Distributions 1The board of directors continues to evaluate the distribution rate on an ongoing basis. The amount of distributions declared is determined by the REIT’s board of directors and is dependent upon a number of factors, including projected level of MFFO, income and cash flows, REIT requirements, the desire to retain cash for growth, and avoiding distribution volatility, strategic alternatives initiatives, etc. To date, the REIT has experienced cumulative net losses. When the REIT has not generated sufficient operating cash flow or funds from operations sufficient to make distributions, it has and may continue to make cash distributions to shareholders from other sources, such as borrowings, which will lower overall return. The REIT has not established a limit on the extent to which it may pay cash distributions from other sources. For the year ended Dec. 31, 2015, approximately 28 percent and 18.3 percent of the distributions paid to stockholders were considered ordinary income and capital gain, respectively, as a result of the net gain on sales of the REIT’s interest in one unconsolidated joint venture and 55 consolidated properties, and approximately 53.7 percent were considered a return of capital to stockholders for federal income tax purposes. For each of the years ended Dec. 31, 2014, 2012 and 2011 none of the distributions paid to stockholders were considered taxable income and approximately 100.0 percent were considered a return of capital to stockholders for federal income tax purposes. As of March 10, 2016, there are no anticipated further reductions to the quarterly distributions; however, this may change based on the strategic alternatives process. Distributions Quarterly cash distributions for the first quarter of 2016 will remain unchanged at $0.051 per share Special cash distribution on Dec. 4, 2015 of $1.30 per common share

Strategies for Looking Ahead Continue to work with Jefferies LLC to identify and execute strategic liquidity alternatives Ongoing waiver and reduction of all advisory fees by REIT’s sponsor and advisor, which include: Elimination of all acquisition, debt, disposition and performance fees Reduction of asset management fee Forward-looking statements are based on current expectations and may be identified by words such as believes, anticipates, expects, may, will, continues, could and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the REIT’s ability to control or accurately predict. The reader should not place undue reliance on forward-looking statements.

Investors To obtain additional information about CNL Lifestyle Properties, please consult your financial advisor or visit CNLLifestyleReit.com. Financial Professionals For more information about CNL Lifestyle Properties, please contact our managing dealer, CNL Securities, Member FINRA/SIPC, at 866-650-0650 or CNLSecurities.com. For More Information This is not an offer. Investments in non-traded real estate investment trusts (REITs) are subject to significant risks. These risks include reliance on the advisors, conflicts of interests, use of leverage, payment of substantial fees to the advisors and their affiliates, illiquidity and liquidations at less than the original amounts invested. © 2016 CNL Intellectual Properties, Inc. All Rights Reserved. CNL® and the Squares Within Squares design trademarks are used under license from CNL Intellectual Properties, Inc.